UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2011

MERISEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-17156	95-4172359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer identification No.)

	127 W. 30th Street, 5th Floor	10001
	New York, NY	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 594-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into Material Definitive Agreement; Item 5.01 Changes in Control of Registrant

On Monday, March 21, 2011, Phoenix Acquisition Company II, L.L.C. (“Phoenix”), its parent entity Stonington Capital Appreciation 1994 Fund, L.P. (the “Fund”), and certain of their affiliates (collectively, “Stonington”) completed the transfer of all of the common stock and Series A Preferred Stock of Merisel, Inc. (“Merisel” or the “Company”) held by Phoenix, which together constituted all of the Company’s securities owned or controlled by Stonington, to Saints Capital VI, L.P. (“Saints”), for a sale price of  $14,500,000.  The transaction was completed pursuant to the Stock Purchase Agreement, entered into on February 18, 2011, between Phoenix and Saints (the “Stock Purchase Agreement”), as described in the Company’s Current Report on Form 8-K filed with the SEC on February 25, 2011.

Saints is an affiliate of Saints Capital LLC, a venture capital and private equity firm focused on providing liquidity for investors and founders of private companies.  Saints Capital LLC has acquired investments in over 300 companies, and today is the largest global direct secondary firm in the world.

In connection with the transaction, on March 21, 2011, Saints entered into an Assignment and Assumption Agreement with Stonington (the “Assignment and Assumption Agreement”), pursuant to which Stonington assigned and Saints assumed all rights under the Registration Rights Agreement with the Company dated February 4, 2011 pertaining to the common stock and Series A Preferred Stock being acquired.

On March 21, 2011, the Company and Saints also entered into an Agreement and Waiver (the “Agreement and Waiver”), pursuant to which the Company agrees to the transaction and Saints (1) accepted the $1.25 per share “floor” (as set forth in the Redemption Agreement entered into between the Company and Phoenix on January 19, 2011) as the minimum purchase price in the event Saints purchases the common stock of the Company owned by public shareholders and (2) waived any rights to compel the redemption of the Series A Preferred Stock as a result of Phoenix’s sale of its common stock to Saints.

On March 21, 2011, the Company and each of its operating subsidiaries, as Borrowers, entered into a Consent, Waiver and Amendment No. 2 (the “PNC Amendment No. 2”) to its Revolving Credit and Security Agreement dated August 13, 2010 (the “Credit Agreement”) with PNC Bank, National Association, as Lender (“PNC”).  Pursuant to the PNC Amendment No. 2, PNC consents to the transactions described in the Stock Purchase Agreement, and amends certain definitions and covenants to replace references to Stonington with references to Saints.  It further amends certain definitions and covenants which treat changes in a majority of the members of the Company’s Board of Directors as a change of control to exempt changes in the Company’s Board during period between March 21, 2011 and June 22, 2011 which are approved either by the existing directors or by Saints.

As of the date of this filing, Saints holds all of the Company’s Series A Preferred Stock and approximately 69% of the Company’s outstanding common stock. The transaction therefore constitutes a “change of control” of Merisel from Phoenix and its affiliates to Saints and its affiliates, effective March 21, 2011.

The Assignment and Assumption Agreement, the Agreement and Waiver, and the PNC Amendment No. 2 are attached hereto as exhibits and incorporated herein by reference.

Pursuant to the Company’s compensation arrangement for its non-employee directors, contingent cash grants in the amount of $25,200 per independent director and the prorated amount of $6,348 for each Phoenix nominated director, accelerated upon the change of control.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Albert J. Fitzgibbons III and Bradley J. Hoecker

In connection with the closing of the transaction, on March 21, 2011, Albert J. Fitzgibbons III and Bradley J. Hoecker, who had been director nominees of Phoenix and its affiliates as majority shareholder since 1997, notified Merisel of their resignations from the Company’s Board of Directors.  Their resignations are effective upon closing of the Stock Purchase Agreement on March 21, 2011.

Resignation of Edward A. Grant, Ronald P. Badie and Lawrence J. Schoenberg

At the meeting of the Board of Directors held on March 23, 2011, Edward A. Grant, Ronald P. Badie and Lawrence J. Schoenberg delivered their resignation letters from the Company’s Board of Directors to the Chairman of the Board, effective immediately following the meeting.  Mr. Schoenberg has served as a director of the Company since 1990.  Mr. Badie has served as a director of the Company since 2004.  Mr. Grant has served as a director of the Company since 2006.

Election of Kenneth B. Sawyer, Joseph Yang, Terry A. Tevis and Bradley J. Hoecker to the Board of Directors

At the same meeting of the Board of Directors held on March 23, 2011, at the request of Saints, and pursuant to Article III, Section 4 of the Company’s By-Laws, the Board elected Kenneth B. Sawyer and Joseph Yang to serve as members of the Board until the next Annual or Special Meeting of the Shareholders at which directors are elected.

Mr. Sawyer is a Managing Director and founder of Saints Capital LLC.  Mr. Sawyer also serves as a director for several large private companies and has been selected as a member of the Forbes Midas list, where he was recognized as one of the top 100 investors in venture capital globally.

Mr. Yang joined Saints Capital LLC as a Venture Partner in 2008, and was previously employed at Capital Source Finance where he originated and executed over $300 million of debt transactions and most recently served as Head of Mergers & Acquisitions.

At a subsequent meeting of the Board of Directors comprised of Messrs. Sawyer, Uzzi and Yang held on March 23, 2011, Terry A. Tevis and Bradley J. Hoecker were elected to serve as independent members of the Board until the next Annual or Special Meeting of Shareholders at which directors are elected.

Mr. Tevis is the President of T.A. Tevis & Company, LLC, a Connecticut-based consulting firm founded in 2003, which provides turnaround services and new marketing initiatives to commercial printers and their suppliers, advises private equity firms in print-related investments, and for the past six years, has been the leading graphic services advisor to the Gerson Lehrman client base.  Prior to 2003, Mr. Tevis spent more than 30 years in leadership roles in the commercial printing industry.

Mr. Hoecker served as a member of the Board of Directors of Merisel from December 1997 until his resignation on March 21, 2011 upon the closing of the sale of the entire equity interest held by Phoenix, most recently serving as the Chair of the Compensation Committee. He has been a partner and director of Stonington Partners, Inc. and Stonington Partners, Inc. II since 1997.

As of the date of this Current Report on Form 8-K, Messrs. Sawyer and Yang are expected to be named to serve on the Compensation and Nominating Committees of Merisel’s Board of Directors, and Messrs. Tevis and Hoecker are expected to serve on the Audit Committee of the Board of Directors.

Each of Messrs. Sawyer, Yang, Tevis and Hoecker entered into an Indemnification Agreement with the Company, dated March 23, 2011.  The Indemnity Agreements provide, among other things, that the Company will indemnify each party (the “Indemnitee”) against expenses and damages in connection with claims relating to the Indemnitee’s service to the Company, to the fullest extent permitted by the Company’s By-Laws and the Delaware General Corporation Law.  The form of Indemnification Agreement will be used, going forward, for directors and executive officers who join the Company and is attached hereto as an exhibit and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On March 21, 2011, Merisel issued a press release announcing the closing of the transactions contemplated by the Stock Purchase Agreement between Saints and Phoenix, the change of control of the Company and the Company’s execution of the agreements described above.  A copy of the press release is attached hereto as an exhibit and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)

10.1	Assignment and Assumption Agreement, between Merisel and Saints, dated March 21, 2011.

10.2	Agreement and Waiver, between Merisel and Saints, dated March 21, 2011.

10.3	Consent, Waiver and Amendment No.2 to Revolving Credit and Security Agreement, between Merisel and each of its subsidiaries as Borrowers and PNC, dated March 21, 2011.

10.4	Form of Indemnification Agreement, between the Company and each of its directors and certain officers.

99.1	Press Release dated March 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2011
Merisel, Inc.

	By:	/s/ Donald R. Uzzi
Donald R. Uzzi
Chairman, Chief Executive Officer and President